Exhibit 23.3

KeyBanc Capital Markets (McDonald Investments, Inc.) 800 Superior Avenue Cleveland OH 44114	RBC Capital Markets 5700 Williams Tower 2800 Post Oak Boulevard Houston, TX 77002
A.G. Edwards & Sons, Inc. One North Jefferson St. Louis, MO 63103

We consent to the inclusion in this registration statement on Form S-1 of MarkWest Energy Partners, L.P. of our report dated February 18, 2003, on our audit of the financial statements of American Central Western Oklahoma Gas Company, L.L.C. We also consent to the references to our firm under the caption "Experts."

/s/ BKD, LLP
December 16, 2003